This is a Registered Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a depositary or a nominee thereof. This security may not be exchanged in whole or in part for a note registered, and no transfer of this security in whole or in part may be registered, in the name of any person other than such depositary or a nominee thereof, except in the limited circumstances described in the Indenture. Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Financial Security Assurance Holdings Ltd. or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No. 1

Cusip No. 31769P308

                                               4,000,000 Senior Quarterly Income
                                                 Debt Securities (Senior QUIDS),
                                                       $25 principal amount each

                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

              6.950% Senior Quarterly Income Debt Security due 2098

            Financial Security Assurance Holdings Ltd., a New York corporation (the "Issuer"), for value received, hereby promises to pay to Cede & Co. or registered assigns, at the office or agency of the Issuer in the Borough of Manhattan, the City of New York, the principal sum of One Hundred Million Dollars on November 1, 2098, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, quarterly on February 1, May 1, August 1 and November 1 of each year, commencing February 1, 1999, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Debt Security from the February 1, May 1, August 1 or November 1, as the case may be, next preceding the date of this Debt Security to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Debt Security, or unless no interest has been paid on these Debt Securities, in which case from November 13, 1998, until payment of said principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the security register and provided further, that if the Issuer shall default in the payment of interest due on such February 1, May 1, August 1 or November 1, then this Debt Security shall bear interest from the next preceding February 1, May 1, August 1 or November 1, to which interest has been paid or, if no interest has been paid on these Debt Securities, from November 13, 1998. The interest so payable on any February 1, May 1, August 1 or November 1 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Debt Security is registered at the close of business on the January 15, April 15, July 15, or October 15, as the case may be, next preceding such February 1, May 1, August 1, or November 1.

            Reference is made to the further provisions of this Debt Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

            This Debt Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

            IN WITNESS WHEREOF, Financial Security Assurance Holdings Ltd. has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated: November 13, 1998

                                    FINANCIAL SECURITY ASSURANCE
                                    HOLDINGS LTD.


                                       By: _____________________________________
                                       Name:
                                       Title:


                                       By: _____________________________________
                                       Name:
                                       Title:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

                                    FIRST UNION NATIONAL BANK, as
                                    Trustee


                                       By: _____________________________________
                                           Authorized Officer

                            REVERSE OF DEBT SECURITY

                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

              6.950% Senior Quarterly Income Debt Security due 2098

            This Debt Security is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Debt Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of September 15, 1997 as supplemented by the First Supplemental Indenture thereto dated as of November 13, 1998 (herein called the "Indenture"), duly executed and delivered by the Issuer to First Union National Bank, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Debt Securities. The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any) may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Debt Security is one of a series designated as the 6.950% Senior Quarterly Income Debt Securities due 2098 of the Issuer, limited in aggregate principal amount to $100,000,000.

            In case an Event of Default, as defined in the Indenture, with respect to the 6.950% Senior Quarterly Income Debt Securities due 2098 shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

            The Indenture contains provisions permitting the Issuer and the Trustee, (a) without the consent of the Holders, to execute certain supplemental indentures, and (b) with the consent of the Holders of more than 50% in aggregate principal amount of the Debt Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Debt Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Debt Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Debt Security so affected or (ii) reduce the aforesaid percentage of Debt Securities, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holder of each Debt Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Debt Securities of any series, prior to any declaration accelerating the maturity of such Debt Securities, the Holders of a majority in aggregate principal amount Outstanding of the Debt Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Debt Securities) may on behalf of the Holders of all the Debt Securities of such series (or all or certain series of the Debt Securities, as the case may be) waive any such past default or

Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Debt Securities. Any such consent or waiver by the Holder of this Debt Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debt Security and any Debt Securities which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Debt Security or such other Debt Securities.

            No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Debt Security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

            The Debt Securities are issuable in registered form without coupons in denominations of $25 and any multiple of $25 at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge Debt Securities may be exchanged for a like aggregate principal amount of Debt Securities of other authorized denominations.

            The Debt Securities may be redeemed at the option of the Issuer without premium or penalty, as a whole, or from time to time in part, on any date on or after November 1, 2003 and prior to maturity, upon mailing a notice of such redemption not less than 20 nor more than 60 days prior to the date fixed for redemption to the Holders of Debt Securities at their last registered addresses, all as further provided in the Indenture, at 100% of the principal amount thereof.

            If a Tax Event (as defined below) has occurred and is continuing, the Debt Securities may be redeemed at the option of the Issuer without premium or penalty, as a whole but not in part, on any date within 90 days following the occurrence of such Tax Event, upon a mailing of a notice of such redemption not less than 20 nor more than 60 days prior to the date fixed for redemption to the Holders of Debt Securities at their last registered addresses, all as further provided in the Indenture, at 100% of the principal amount thereof.

            "Tax Event" means that the Issuer shall have received an Opinion of Counsel (which, for this purpose, may be counsel to the Issuer or an affiliate but not an employee thereof) experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Debt Securities, there is more than an insubstantial risk that interest payable by the Issuer on the Debt Securities is not, or will not be, deductible by the Issuer for United States Federal income tax purposes and the Issuer shall have delivered to the Trustee an Officers' Certificate stating that, based on such opinion, the

Issuer is entitled to redeem the Debt Securities.

            Upon due presentment for registration of transfer of this Debt Security at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, a new Debt Security or Debt Securities of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

            The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Debt Security (whether or not this Debt Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

            No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Debt Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

            Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.